Exhibit 10.2(b)

STOCKHOLDERS’ AGREEMENT
(Section 7.1 Version)

STOCKHOLDERS’ AGREEMENT, dated as of March 5, 2007 (this “Agreement”), among MEGGITT-USA, INC., a Delaware corporation (“Purchaser”), K & F INDUSTRIES HOLDINGS, INC., a Delaware corporation (the “Company”), and the stockholder of the Company listed on the signature pages hereto (the “Stockholder”) and the Company.

WHEREAS, Purchaser, Ferndown Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company propose to simultaneously herewith enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into the Company;

WHEREAS, as of the date hereof, each Stockholder is both the record and beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of that number of shares of Common Stock set forth in column 1 opposite its name on Schedule A to this Agreement (subject to adjustment as contemplated herein, the “Owned Shares”);

WHEREAS, pursuant to that certain Securityholders Agreement dated November 18, 2004, as amended by the First Amendment dated as of December 27, 2004 and as further amended by the Second Amendment dated as of April 27, 2005 (as so amended, the “Securityholders’ Agreement”), the Stockholder has granted an irrevocable proxy with respect to the power to vote the Owned Shares to each of (i) Aurora Equity Partners III L.P., a Delaware limited partnership (“AEP III”), (ii) Aurora Equity Partners II L.P., a Delaware limited partnership (“AEP II”), (iii) Aurora Overseas Equity Partners III, L.P., a Cayman Islands limited partnership (“AOEP III”), and (iv) Aurora Overseas Equity Partners II, L.P., a Cayman Islands limited partnership (“AOEP II,” and, collectively with AEP III, AEP II and AOEP III, the “Aurora Entities”); and

WHEREAS, as a condition to the willingness of Purchaser and Merger Sub to enter into the Merger Agreement, and as an inducement and in consideration therefor, Purchaser has requested that the Stockholders enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Representations, Warranties and Covenants of the Stockholder.  The Stockholder hereby represents and warrants to Purchaser as of the date hereof as follows:

(a)           Authority.  The Stockholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by the Stockholder of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder.

(b)           Execution; Delivery; Securityholders’ Agreement.  The Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general principles of equity.  No consent of, or registration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) such reports, schedules or statements under the Exchange Act as may be required to be filed by the Stockholder in connection with this Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings by the Stockholder the failure of which to be obtained or made would not have an adverse effect on the Stockholder’s ability to timely perform its obligations hereunder.  The Securityholders’ Agreement is the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general principles of equity.  The Stockholder will not consent or permit any termination, cancellation, amendment, waiver or modification of the Securityholders’ Agreement that would, individually or in the aggregate, reasonably be expected to impair the ability of the Stockholder to timely perform its obligations under this Agreement or prevent or delay the consummation of the transactions contemplated by the Merger Agreement, and will not assert any claim that the provisions of Section 7.1 of the Securityholders’ Agreement are invalid.

(c)           The Owned Shares.  The Stockholder is the record and beneficial owner of the Owned Shares set forth in column 1 opposite its name on Schedule A, free and clear of (i) any Encumbrances (other than the Merger Agreement and those created by the Securityholders Agreement) and (ii) any restrictions whatsoever with respect to the ownership, transfer or voting of the Owned Shares that would, individually or in the aggregate, reasonably be expected to impair the ability of the Stockholder to timely perform its obligations under this Agreement or prevent or delay the consummation of the transactions contemplated by the Merger Agreement.  None of such Owned Shares are subject to any voting trust or other voting agreement, except pursuant to the Securityholders Agreement or as contemplated by this Agreement.  Except for the Owned Shares, the Stockholder does not own beneficially or of record any common stock or other voting securities of the Company on the date hereof, and does not, directly or indirectly, own or have any option, warrant or other right to acquire any common stock or other securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote under the Company’s Charter, applicable Law or otherwise.

(d)           No Conflicts.  Subject to appropriate filings by the Stockholder under the Exchange Act (which the Stockholder agrees to make as and to the extent required by the Exchange Act), to the extent applicable, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination or acceleration under, (i) any organizational or constituent document of such Stockholder (ii) the Securityholders’ Agreement, (iii) any loan or credit agreement, bond, note, mortgage, indenture, lease or any other contract, agreement or instrument to which the

Stockholder is a party or by which the Stockholder or any of the Owned Shares is bound or (iv) any Law or Order applicable to the Stockholder; except, in the case of clauses (iii) and (iv) above, for any such violation, breach, default or right of termination or acceleration that does not impair or materially delay the Stockholder’s ability to perform its obligations hereunder.

Section 2.  Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Stockholder as follows:

(a)           Authority.  Purchaser has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by Purchaser of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser.

(b)           Execution; Delivery.  Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general principles of equity.  No consent of, or registration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than as set forth in the Merger Agreement.

(c)           No Conflicts.  Subject to compliance by Purchaser with the Regulatory Filings, neither the execution and delivery of this Agreement nor the performance by Purchaser of its obligations hereunder will result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination or acceleration under, (i) Purchaser’s certificate of incorporation or similar constituent documents, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or any other contract, agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or (iii) any Law or Order applicable to Purchaser; except, in the case of clauses (ii) and (iii) above, for any such violation, breach, default or right of termination or acceleration that does not impair or materially delay the Purchaser’s ability to perform its obligations hereunder.

Section 3.  Capture; No Transfers; Waiver of Appraisal Rights.

(a)           If the Merger Agreement is terminated pursuant to Sections 7.2(a) or (c), 7.3(a) or (b) or 7.4(c) of the Merger Agreement (a “Triggering Termination”) and any of a Stockholder’s Owned Shares are sold, transferred, exchanged, canceled or disposed of in connection with, or as a result of (including any disposition following announcement of), any Acquisition Proposal within the meaning of Section 7.6(b)(i) of the Merger Agreement (whether or not such Acquisition Proposal was made prior to termination of the Merger Agreement or by the same Person) under circumstances in which the Company is required to pay a Break-Up Fee under the Merger Agreement at any time after such termination but prior to (or pursuant to a definitive agreement entered into prior to) the one year anniversary of the date of the Triggering Termination (an “Alternative Disposition”) then, simultaneously with the closing of such

Alternative Disposition, the Stockholders shall each tender and pay to, or shall cause to be tendered and paid to, Purchaser, or its designee, in immediately available funds, the product of (A) .50, multiplied by (B) the number of Owned Shares owned by such Stockholder and Transferred pursuant to the Alternate Disposition, and multiplied by (C) the remainder that results when (y) the Per Share Merger Consideration is subtracted from (z) the Per Share Alternative Transaction Consideration.  As used in this Section 3, “Per Share Alternative Transaction Consideration” shall mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration payable or to be paid, directly or indirectly, with respect to each Owned Share in connection with or as a result of such Alternative Disposition.

(b)           For purposes of determining Per Share Alternative Transaction Consideration under this Section 3:  (i) all non-cash items shall be valued based upon the fair market value thereof as determined by an independent expert selected by Purchaser and who is reasonably acceptable to a majority in interest of the Stockholders, (ii) all deferred payments or consideration shall be discounted to reflect a market rate of net present value thereof as determined by the above-referenced independent expert, and (iii) all contingent payments will be due when paid.  In the event any contingent payments not previously included in the determination of Per Share Alternative Consideration ultimately are paid with respect to the Owned Shares pursuant to an Alternative Disposition, then such Stockholder shall pay to Purchaser fifty percent of any amounts paid with respect to such Owned Shares in respect of such uncollected contingent payments promptly after receipt thereof, and each Stockholder agrees to use its commercially reasonable efforts to earn, collect and receive such contingent payments.

(c)           Other than pursuant to this Agreement or as contemplated by the Merger Agreement, the Stockholder shall not: (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement or instrument with respect to or consent to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (collectively, “Transfer”) any Owned Shares to any third party; (ii) deposit any Owned Shares into a voting trust; (iii) grant any proxies or powers of attorney or enter into a voting agreement with respect to any of the Owned Shares; or (iv) enter into any other agreement or instrument with respect to the voting of any of the Owned Shares.  This Section 3(c) shall terminate upon a termination of this Agreement or the Merger Agreement except as provided in Section 3(d).

(d)           The parties acknowledge that neither the Securityholders’ Agreement nor this Stockholders Agreement prohibit any Stockholder, after the termination of Section 3(c) hereof, from selling or transferring any or all shares of Common Stock that constitute Owned Shares; and neither the Company nor any Stockholder shall have any liability, hereunder, under the Merger Agreement or otherwise, to Purchaser, Merger Sub or Parent if any such record owner transfers or sells any such shares of Common Stock at any time after such termination.  If any such record owner of shares of Common Stock that constitute, as of the date hereof, Owned Shares, sells or transfers any such shares of Common Stock, then such shares of Common Stock shall, effective upon such sale or transfer, no longer constitute Owned Shares and the number of shares of Common Stock then subject to the definition of Owned Shares hereunder shall be adjusted accordingly.  Notwithstanding the foregoing, each Stockholder agrees that, after public announcement by the Company of an Alternative Disposition, if any, and for so long as an Alternative Disposition is pending and not withdrawn, that such Stockholder will not Transfer any shares of Common Stock that, as of such time, constitute Owned Shares.

(e)           The Stockholder hereby waives, and agrees not to seek, assert or perfect any appraisal rights under Section 262 of the DGCL in connection with the Merger as it relates to the Owned Shares.

Section 4.  Solicitation.  Each Stockholder shall, and shall cause each agent and representative (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by the Stockholder or any such representative) (each, a “Stockholder Representative”) of the Stockholder to comply with the provisions of Section 5.3 of the Merger Agreement.  Notwithstanding anything in this Agreement to the contrary, (i) the provisions of this Agreement apply solely to Stockholder when acting in his capacity as a stockholder of the Company and not when acting or purporting to act as an officer or director of the Company (it being understood that the Company has separate and independent obligations under Section 5.3 of the Merger Agreement); (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict Stockholder from exercising his fiduciary duties as a director or officer of the Company by voting or taking any other action whatsoever in his capacity as a director or officer of the Company; and (iii) no action taken by the Company in compliance with the terms of the Merger Agreement in respect of any Acquisition Proposal shall serve as the basis of a claim that Stockholder is in breach of his obligations hereunder notwithstanding the fact that Stockholder provided advice or assistance to the Company in connection therewith.

Section 5.  Termination.  This Agreement shall terminate upon the earliest to occur of (i) the Effective Time and (ii) other than with respect to the provisions (except for paragraph (c) thereof) of Section 5 which shall survive any such termination, the termination of the Merger Agreement.

Section 6.  Release.  From and after the Effective Time, the Stockholder finally and forever releases Purchaser and the Company, and their respective successors, assigns, officers, directors, servants, employees and all affiliates and Subsidiaries, past and present, of Purchaser and the Company (the “Releasees”) from each and every agreement, commitment, indebtedness, obligation and claim of every nature and kind whatsoever, known or unknown, suspected or unsuspected (each, a “Claim” and collectively, the “Claims”) that (A) Stockholder may have had in the past, may have as of the date hereof or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against any of the Releasees and (B) has arisen or arises directly out of Stockholder’s interest as a stockholder of the Company or any of its Subsidiaries; except with respect to (i) any such Claims as are contemplated by this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby and (ii) any agreement, commitment, indebtedness, obligation and claim of every nature and kind whatsoever, known or unknown, suspected or unsuspected claim that has arisen or arises directly from an obligation on behalf of the Company or any of its Subsidiaries to indemnify or hold harmless the Stockholder (all such Claims being the “Released Claims”).  Without limiting the provisions set forth above, the Stockholder acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Pursuant to this statute, as well as any other statutes or common-law principles, whether of federal or state origin, of similar effect, the Stockholder expressly waives any rights with respect to any of the Released Claims, which the Stockholder may have.  In connection with such waivers, the Stockholder acknowledges that it is aware that it may later discover claims presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true, with respect to the matters released hereby.  Nevertheless, it is the intention of the Stockholder through this release, fully, finally and forever to settle and release all such claims and/or facts.  The parties hereto intend that the provisions regarding the Released Claims be construed as broadly as possible, and incorporate herein similar federal, state or other laws, all of which, with respect to the Released Claims, are similarly waived by the Stockholder.

Section 7.  General Provisions.

(a)           Amendments.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b)           Reliance.  The Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance under this Agreement.

(c)           Further Assurances.  From time to time, at Purchaser’s reasonable request and without further consideration, the Stockholder shall execute and deliver such additional documents as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(d)           Adjustments.  In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Owned Shares or the like or any other action that would have the effect of changing the number of shares of Common Stock owned by the Stockholder or (ii) the Stockholder becomes the record or beneficial owner of any additional shares of Common Stock, then the terms of this Agreement will apply to all of the shares of Common Stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or clause (ii).  The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Purchaser of the number of any new shares of Common Stock acquired by the Stockholder, if any, after the date hereof.

(e)           Disclosure.  The Stockholder hereby permits Purchaser and the Company to disclose, in all documents and schedules filed by Purchaser or the Company with the SEC, this Agreement and the information contained in this Agreement, to the extent this Agreement and such information are required by the rules and regulations of the SEC to be disclosed therein;

provided, however, that such disclosure shall be subject to the prior review and comment by the Stockholder or, prior to the Effective Time, by the Company in accordance with Section 5.16 of the Merger Agreement.  Except as provided in this Agreement or in Section 5.16 of the Merger Agreement, the Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, the Merger or any other transactions contemplated by this Agreement, the Merger Agreement or the Merger without the prior written consent of Purchaser.

(f)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and Purchaser in accordance with Section 8.1 of the Merger Agreement and to Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice.

(g)           Interpretation.  The Section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Unless otherwise indicated, whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(h)           Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(i)            Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

(j)            Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.  This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(k)           Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(l)            Waiver of Jury Trial.  THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS STOCKHOLDERS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(L).

(m)          Merger Agreement.   Each party acknowledges that the other parties have been induced to enter into this Agreement (and, in the case of Purchaser, the Merger Agreement) based on the terms and conditions of the Merger Agreement (and, in the case of Purchaser, this Agreement).

(n)           Assignment.  No rights or obligations under this Agreement may be assigned or delegated by operation of Law or otherwise.  Any purported assignment or delegation in violation of this Agreement is void.

(o)           Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Central District of California in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder in the United States District Court for the Central District of California.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  The parties hereto further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law, with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 9(o).  The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Stockholders’ Agreement, all as of the date first written above.

MEGGITT-USA, INC.

By:	/s/ Eric G. Lardiere
	Name:	Eric G. Lardiere
	Title:	Vice President, Secretary and General Counsel

K&F INDUSTIRES HOLDINGS, INC.

By:	/s/ Kenneth M. Schwartz
	Name:	Kenneth M. Schwartz
	Title:	President and Chief Executive Officer

STOCKHOLDER:

AURORA EQUITY PARTNERS III L.P.
By:	Aurora Capital Partners III L.P.,
its general partner

By:	Aurora Advisors III LLC,
its general partner

By:	/s/ Richard K. Roeder
	Name:	Richard K. Roeder
	Title:	Secretary

AURORA EQUITY PARTNERS II L.P.

By:	Aurora Capital Partners II L.P.,
its general partner

By:	Aurora Advisors II LLC,
its general partner

By:	/s/ Richard K. Roeder
	Name:	Richard K. Roeder
	Title:	Vice President and Secretary

AURORA OVERSEAS EQUITY PARTNERS III, L.P.

By:	Aurora Overseas Capital Partners III, L.P., its general partner

By:	Aurora Overseas Advisors III, LDC, its general partner

By:	/s/ Richard K. Roeder
	Name:	Richard K. Roeder
	Title:	Secretary

AURORA OVERSEAS EQUITY PARTNERS II, L.P.

By:	Aurora Overseas Capital Partners II, L.P., its general partner

By:	Aurora Overseas Advisors II, LDC, its general partner

By:	/s/ Richard K. Roeder
	Name:	Richard K. Roeder
	Title:	Vice President and Secretary

ALLENWOOD VENTURES, INC.

By:	/s/ James Ramo
	Name:	James Ramo
	Title:	President

THE HODGSON LIVING TRUST

By:	/s/ James Hodgson
JAMES HODGSON, Trustee

WEINTRAUB FAMILY TRUST

By:	/s/ Jerry Weintraub

CENTURY CITY 1800 PARTNERS L.P.

By:	Century City 1800 Management Partners L.P., its general partner
By:	Gelpar, Inc., its general partner

By:	/s/ Gerald L. Parsky
	Name:	Gerald L. Parsky
	Title:	President

GERALD L. PARSKY SEP/IRA
RBC Dain Rauscher, Inc., as custodian

By:	/s/ Mary Anne Grindatti
	Name:	Mary Anne Grindatti
	Title:	Managing Director

BARBARA PARSKY TRUST

By:	/s/ Gerald L. Parsky
	Name:	Gerald L. Parsky
	Title:	Trustee

THE RYDER TRUST DATED MARCH 8, 2001

By:	/s/ Richard B. Crowell
	Name:	Richard B. Crowell, Trustee

JENNIFER CROWELL 1999
IRREVOCABLE TRUST

By:	/s/ Steven Crowell
	Name:	Steven Crowell
	Title:	Trustee

ELEANOR CROWELL 1999
IRREVOCABLE TRUST

By:	/s/ Steven Crowell
	Name:	Steven Crowell
	Title:	Trustee

CITY NATIONAL BANK, TTEE
AURORA 401(K) PLAN FBO
RICHARD R. CROWELL

By:	/s/ John F. F. Billings
	Name:	John F. F. Billings
	Title:	Assistant Vice President & Trust Officer

CITY NATIONAL BANK, TTEE
AURORA CAPITAL 401(K) PLAN FBO
MARK C. HARDY

By:	/s/ John F. F. Billings
	Name:	John F. F. Billings
	Title:	Assistant Vice President & Trust Officer

AURORA CAPITAL 401(K) PLAN FBO
JOHN T. MAPES

By:	/s/ John T. Mapes

/s/ Richard K. Roeder
RICHARD K. ROEDER

/s/ Carolyn B. Dunford
CAROLYN B. DUNFORD

/s/ Lawrence A. Bossidy
LAWRENCE A. BOSSIDY

/s/ Dale F. Frey
DALE F. FREY

DALE FREY FAMILY LIMITED PARTNERSHIP

By:	/s/ Dale F. Frey

K&F EQUITY PARTNERS L.P.
By:	Aurora Advisors III LLC,
its general partner

By:	/s/ Richard K. Roeder
	Name:	Richard K. Roeder
	Title:	Secretary

/s/ Kenneth M. Schwartz
KENNETH M. SCHWARTZ

/s/ Dirkson R. Charles
DIRKSON R. CHARLES

/s/ Ronald Kisner
RONALD KISNER

/s/ Glenn D. Alessandro
GLENN D. ALESSANDRO

/s/ Arjoon Mongru
ARJOON MONGRU

SCHEDULE A

NAME	# OF SHARES	PERCENTAGE(1)
Allenwood Ventures, Inc.	3,234	0.01%
Robert Anderson	3,234	0.01%
The Hodgson Living Trust	588	0.00%
Weintraub Family Trust	33,078	0.08%
Century City 1800 Partners LP	42,340	0.11%
Gerald L. Parsky SEP/IRA	25,434	0.06%
Barbara Parsky Trust	19,847	0.05%
The Ryder Trust	52,925	0.13%
Jennifer Crowell 1999 Irrevocable Trust	8,233	0.02%
Eleanor Crowell 1999 Irrevocable Trust	8,233	0.02%
Richard R. Crowell (401K)	18,230	0.05%
Mark C. Hardy (401K)	16,466	0.04%
John T. Mapes (401K)	9,262	0.02%
Richard K. Roeder	28,078	0.07%
Carolyn Dunford	2,295	0.01%
Lawrence A. Bossidy	43,078	0.11%
Dale F. Frey(2)	16,614	0.04%
Dale Frey Family Limited Partnership	21,231	0.05%
K&F Equity Partners, LP	265,362	0.67%
Kenneth M. Schwartz(3)	1,100	0.00%
Dirkson R. Charles	19,885	0.05%
Ronald Kisner(4)	19,885	0.05%
Glenn D’Alessandro	12,428	0.03%
Arjoon Mongru	870	0.00%
TOTAL	678,930	1.71%

                (1)           Based on 39,642,911 outstanding.

                (2)           Excludes 2,000 shares held in a trust for the benefit of Mr. Frey’s grandchildren.

                (3)           Excludes 1,500 shares held by Mr. Schwartz’s wife and children.

                (4)           Excludes 5,200 shares held by Mr. Kisner’s wife and daughter.